Exhibit 99.1

CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

AGREEMENT effective September 1, 2005, between FCStone, LLC and Paul G. Anderson.

1. Employment. FCStone, LLC employs Paul G. Anderson (hereinafter “CEO”) as Chief Executive Officer of FCStone, LLC, and CEO accepts full-time employment, upon the terms and conditions of this Agreement. For purposes of this Agreement, while FCStone, LLC shall be the CEO’s employer of record, the term “Employer” shall be defined as including FCStone Group, Inc. and each of its subsidiaries as the context requires. The agreements contained herein are in consideration of CEO’s continued employment, and are in place of all previously established agreements and understandings between the parties, except those agreements set forth in Paragraph 17, which shall continue in force. Without limiting the generality of the foregoing, this Agreement supercedes and replaces the “Chief Executive Officer Employment Agreement” dated February 22, 2002.

2. Annual Review. CEO’s performance shall be reviewed each year by the Board of Directors of FCStone Group, Inc. (the “Board”), or by a committee thereof. Such review shall be completed and communicated to CEO between the end of Employer’s fiscal year and the annual meeting of the Board (the “Annual Meeting”).

3. Term of Employment or Employment at Will. CEO shall be employed for a term of three years ending on August 31, 2008. Unless the parties otherwise agree in writing, the CEO’s employment relationship shall convert to that of employment “at will” as of September 1, 2008. Termination of CEO’s employment shall be as provided in Section 8.

4. Compensation. As compensation for all services by CEO under this Employment Agreement, CEO shall be paid a Base Salary, as well as incentive bonuses, defined benefits, and fringe benefits set forth in the plans identified in Exhibit 1, pursuant to the specific provisions of each plan. CEO’s Base Salary shall be payable in twice-monthly installments on the last and fifteenth (15th) day of each month (or the first preceding business day, if such day is not a business day), less applicable required withholding or authorized deductions. Execution of this Agreement by CEO shall constitute written authorization for Employer to make the withholdings from CEO’s compensation as provided by this paragraph.

5. Duties. CEO is employed in the capacity of President and Chief Executive Officer of FCStone, LLC and its parent company, FCStone Group, Inc. and shall also serve as an officer of such other subsidiaries of FCStone Group, Inc. as the Board shall direct. CEO shall have such other duties as may be from time to time prescribed by the Board. CEO shall report to the Board.

6. Scope of Service. CEO shall devote CEO’s entire time, attention and energies to Employer’s business and shall not during the term of his employment be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage, without the written permission of the Board. However, CEO may invest assets in such form or manner as will not require services in the operation of the affairs of the companies in which such investments are made.

7. Compliance with Laws, Regulations and Policies. CEO shall at all times perform CEO’s duties faithfully and diligently and in compliance with all applicable laws, regulations, Employer policies and manuals, and direction from the Board. Such compliance with laws and regulations shall include, but not be limited to, compliance with the Commodity Exchange Act, and the regulations of the Commodity Futures Trading Commission as applicable. CEO shall become familiar with and shall abide by the terms of Employer’s Compliance Manual (“Manual”). Any disclosure or dissemination of the Manual to outside persons is strictly prohibited. The provisions of the Manual are intended to advance Employer’s compliance with applicable laws, regulation and other requirements and also to reduce and control financial and other risks. No separation of these functions is expressed in the Manual. Nothing contained in the Manual is intended as a statement of obligations to customers or other third parties, and no customer or other third party shall be entitled to rely upon its provisions.

8. Termination. During the term as specified in Section 3, the employment of CEO shall not be terminated by either party except (i) upon the death of CEO; (ii) by the Board for “cause” as defined herein; or (iii) by the CEO for “good reason” as defined herein. If employment shall be converted to employment at will under Section 3, the CEO’s employment thereafter may be terminated at any time, with or without prior notice, and with or without reason by either party.

A. Termination for cause shall be by written notice. As used herein, “cause” shall mean: (i) any material breach of any term of this agreement; (ii) the willful failure of CEO to perform his duties hereunder; (iii) the inability of CEO to perform his duties hereunder due to incapacity or disability for a period of time exceeding ninety (90) days; (iv) CEO intentionally engages acts of misconduct that materially impact the goodwill or business of Employer; (v) CEO willfully breaches a fiduciary trust for personal profit; or (vi) CEO intentionally violates any law, rule or regulation; provided, however, that no termination under (i) or (ii) above shall be effective unless the CEO does not cure such refusal or failure to the Board’s good faith satisfaction as soon as practicable after the Board gives the CEO written notice identifying such refusal or failure (and, in any event, within thirty (30) calendar days after receipt of such written notice). No act or failure to act on the part of the CEO shall be considered “willful” unless it is done, or omitted to be done, by the CEO in bad faith or without reasonable belief that his action or omission was in the best interest of Employer.

B. Termination by the CEO for “good reason” shall mean a termination of the CEO’s employment (i) following the assignment to the CEO of any duties materially inconsistent with Paragraph 5 of this Agreement, or any other action by the Board that results in a diminution in the CEO’s position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Board within a reasonable time after receipt of notice thereof from the CEO; (ii) any requirement by the Board without the consent of the CEO that the CEO’s services be rendered primarily at a location or locations other than within the greater Des Moines or the greater Kansas City metropolitan area and for other than a de minimis period of time; (iii) any material breach of this Agreement by the Board that is not remedied by the Board as soon as practicable after the CEO provides the Board with written notice identifying such refusal or failure (and in any event within thirty (30) calendar days after receipt of such written notice); or (iv) any failure by the Board to comply with any provision of Paragraph 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Board promptly after receipt of notice thereof from the CEO.

9. Protection of Confidential Information. CEO acknowledges that his work for Employer will necessitate the disclosure to him of confidential and proprietary information and materials of Employer as well as of its customers (unless customer has given consent to release such information and materials), which Employer treats as confidential (the “Confidential Information”). “Confidential Information” includes, but is not limited to, knowledge, information, documents or materials or data:

•	of a technical nature such as but not limited to methods, know-how, formulae, compositions, processes, discoveries, machines, inventions, computer programs and similar items or research projects;

•	of a business nature such as, but not limited to, information about cost, purchasing, profits, market or marketing/business/strategic plans of Employer, sales data and forecasts, production data or forecasts, or personnel information; and

•	pertaining to future developments such as but not limited to research and development or future marketing or merchandising;

and any other Employer information other than the names of customers and potential customers, which, if known, would be of material advantage to others, competing with Employer or would be of material disadvantage to Employer or any of its customers (unless customer has given consent to release such information), whether or not subject to patent, trademark, trade secret.

A. CEO agrees to hold all Confidential Information in the strictest confidence unless and until the information becomes public knowledge through no fault of CEO. As part of CEO’s commitment to hold this information in strictest confidence, he promises that he will not, during his employment with Employer, or at any time within three (3) years after the termination of his employment with Employer, use for himself or others, directly or indirectly, or divulge or convey to any person not specifically authorized in writing by Employer any Confidential Information.

B. CEO agrees that both while he is an employee of Employer, and for three (3) years after termination, for any reason, of CEO’s employment with Employer, CEO will take reasonable measures to prevent the unauthorized use and disclosure of Confidential Information and to prevent unauthorized persons or entities from obtaining or using Confidential Information. During the same period, CEO further agrees to refrain from taking any actions that would constitute or facilitate the unauthorized use or disclosure of Confidential Information.

C. CEO further agrees and promises to return to Employer upon request or when his employment ends for whatever reason any and all materials or any sort and in whatever form (including all copies of such materials) relating in any way to Employer’s business and in any way obtained by CEO during the period of his employment with Employer which are in his possession and control. CEO further agrees that he will not make or retain any copies of any of the foregoing, and will so represent to Employer upon termination of my employment.

10. Non-Compete Provisions. CEO recognizes that his employment with Employer affords him access to key confidential and strategic information concerning Employer and its plans and close contact with Employer’s customers, as well as access to information about them, which information and contacts are of great importance to Employer’s business. Therefore, in consideration of his continued employment by Employer, CEO agrees that CEO will not:

A. Personally engage in, or be employed by, consult with, or render services to, directly or indirectly (including individually or as a principal, director, manager, employee, officer, agent, consultant) any Competing Business. “Competing Business” means any entity or person engaged in or about to become or seeking to become engaged in research, development, production, marketing, or selling of a Competing Product(s). “Competing Product(s)” means product(s), process(es), or service(s) which compete directly or indirectly with Employer’s product(s), process(es), or service(s) with regard to which CEO has been involved during the period of his employment or about which CEO has acquired Confidential Information of Employer during the period of CEO’s employment.

B. On his own behalf or on behalf of any other person or entity, directly or indirectly, (i) hire, solicit, or encourage to leave the employ of Employer, any person who is then an employee of Employer, or (ii) solicit, entice away or divert any person or entity who is then a customer of Employer or who was a customer of Employer at the time CEO was an employee of Employer.

The provisions of Paragraph 10 shall remain in effect and shall be enforceable during CEO’s term of employment, and after termination of employment, until September 1, 2008.

11. Expenses. CEO may incur reasonable expenses for promoting Employer’s business, including expenses for entertainment, travel and similar items. Subject to the tax laws, Employer will reimburse CEO for all such reasonable expenses upon CEO’s periodic presentation of an itemized account of such expenditures, with substantiation in accordance with Employer’s regular policies as established from time to time. In addition to the general reimbursable expenses set forth in Employer’s regular policy, CEO shall be authorized to utilize, and shall be entitled to reimbursement of, business class or first class airfare for flights over four hours in duration. CEO shall also be entitled to reimbursement for the reasonable cost and value of CEO’s personally owned property and facilities utilized for entertainment on behalf of Employer.

12. Vacation. Vacations of CEO shall be within CEO’s discretion to be exercised so as to be consistent with CEO’s duties.

13.	Leaves. Leaves by CEO shall be governed by Employer’s regular policies for leave as established from time to time.

14. Notices. Any notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to CEO’s residence in the case of CEO, or to the attention of the then-Chairman of the Board in the case of Employer.

15. Waiver of Breach. The waiver by Employer of a breach of any provision of this Agreement by CEO shall not operate or be construed as a waiver of any subsequent breach by CEO. No waiver shall be valid unless in writing and signed by an authorized member of the Board.

16. Assignment. CEO acknowledges that the services to be rendered by CEO are unique and personal. Accordingly, CEO may not assign any of CEO’s rights or delegate any of CEO’s duties or obligations under this Agreement. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.

17. Entire Agreement. This Agreement is supplemented by the agreements referenced in Exhibit 1. This Agreement and the agreements identified in Exhibit 1 contain the entire understanding of the parties. Except as expressly provided herein, it may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

FCStone, LLC		CEO

By:	/s/ Bruce Krehbiel	By:	/s/ Paul G Anderson
	Chairman		Paul G Anderson

Date: December 7, 2005		Date: December 12, 2005

By:	/s/ Eric Parthemore
Secretary

Date: December 10, 2005

EXHIBIT 1

TO

CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

A. Base Salary. CEO shall be paid a base salary of $350,000.00 per annum. CEO’s base salary shall be reviewed annually by the Board of Directors and may be increased to fairly compensate CEO, but shall not be decreased during the three-year term ending August 31, 2008.

B. CEO Short-Term Incentive Bonus. CEO shall be eligible for an annual CEO Short-Term Incentive Bonus pursuant to Employer’s “Short-Term Incentive Plan.”

C. Executive Staff Long-Term Mutual Commitment/Deferred Compensation Plan. CEO shall be eligible for payment(s) pursuant to the terms of the “FCStone CEO Deferred Compensation Plan for Paul G. Anderson” that was previously adopted by the parties.

D. Executive Staff Long-Term Incentive. CEO shall be eligible for payment(s) pursuant to Employer’s “Executive Staff Long-Term Incentive Plan.”

E. Regular Fringe Benefits. CEO shall be eligible for such benefits as are from time to time provided to the Company’s executive employees. Employer reserves the right to modify, delete or otherwise change the fringe benefits offered to its CEOs, including those described below. CEO authorizes Employer to withhold CEO’s share of premiums for any fringe benefits including those described below from CEO’s compensation payments. As of the date of execution of this Agreement, these included:

1.	Health Insurance. Employer pays 80% of the premium for individual or family coverage (as elected by CEO) under the group insurance plans maintained by Employer.

2.	Employer-Contribution/Retirement. CEO may elect to participate in Employer’s 401-K retirement plan. Employer will match one-half ( 1/2) of CEO’s contributions up to a maximum of 8% of compensation on current programs offered by Employer subject to the Cap set by the IRS.

3.	Defined Benefit Plan. Employer currently maintains a defined benefit retirement plan. The provisions of that plan shall govern CEO participation, vesting, and benefits.

4.	Disability Insurance. Employer pays 80% of the premium for individual disability insurance under the group policy issued to Employer. Benefits will be as provided under that policy.

5.	Life Insurance. Employer pays 100% of the premium for life insurance under the group policy issued to Employer. Benefits will be as provided under that policy.

F. CEO Fringe Benefits. CEO shall be provided the following benefits to enable him to perform the duties undertaken:

1.	Company Vehicle. A company vehicle shall be provided to CEO. Personal use shall be permitted and accounted for under Employer’s regular policies.

2.	Memberships. Employer shall pay the costs of membership to Des Moines Golf and Country Club, the National Country Club, Kansas City, and the Union Leave Club of Chicago.

3.	Medical Examination. A medical examination will be provided to CEO at Employer’s expense every other year.

G. Change of Control Agreement. CEO shall be entitled to severance payments for 36 months from a change of control pursuant to the terms of the Change of Control Plan adopted by Employer.

H. Nonqualified Plan. CEO shall be included as a participant in the “FCStone Nonqualified Supplemental Defined Benefit Plan.”

FCStone, LLC		CEO

By:	/s/ Bruce Krehbiel	By:	/s/ Paul G Anderson
	Chairman		Paul G Anderson

Date: December 7, 2005		Date: December 12, 2005

By:	/s/ Eric Parthemore
Secretary

Date: December 10, 2005